UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: March 18, 2010

(Date of earliest event reported): March 16, 2010

SUNOCO LOGISTICS PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-31219	23-3096839
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

1818 Market Street, Suite 1500, Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

(215) 977-3000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Neal E. Murphy, Vice President and Chief Financial Officer of Sunoco Partners LLC (the “Company”), which is the general partner of Sunoco Logistics Partners L.P. (the “Partnership”), will leave the Company April 16, 2010 to pursue other opportunities. Mr. Murphy’s departure did not result from any disagreement with the Company or the Partnership on any matter relating to either entity’s operations, policies or practices.

In addition to payments due Mr. Murphy under the Sunoco Partners LLC Executive Involuntary Severance Plan, Mr. Murphy will receive a cash payment of $300,000.

Effective March 16, 2010 the Board of Directors of the Company has appointed Brian P. MacDonald, age 44, as Vice President and Chief Financial Officer. Mr. MacDonald currently serves as Senior Vice President and Chief Financial Officer of Sunoco, Inc., a position he has held since July 2009, and will continue to hold. Sunoco, Inc. is the indirect parent of the Company and owns a substantial interest in the partnership. Mr. MacDonald is also a Director of the Company. Prior to joining Sunoco, Inc. Mr. MacDonald held various positions with Dell, Inc. from 2002 to 2009, including Vice President and Treasurer and most recently Chief Financial Officer of the commercial business unit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNOCO LOGISTICS PARTNERS LP.

By:	Sunoco Partners LLC, its General Partner

	By:	/s/ BRUCE D. DAVIS, JR.
Bruce D. Davis, Jr. Vice President, General Counsel and Secretary

March 18, 2010

Philadelphia, PA